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                                                                    EXHIBIT 10.1



                        SEPARATION AGREEMENT AND RELEASE

        THIS SEPARATION AGREEMENT AND RELEASE (the "Agreement") is entered into by Jiri Nechleba (hereinafter referred to as "Employee") and INTERLINQ Software Corporation, its officers, directors, and managers (hereinafter referred to as "INTERLINQ").

                                    RECITALS

        A. Employee has been employed by INTERLINQ, and Employee's employment at INTERLINQ will terminate on March 31, 2001, or earlier if requested by INTERLINQ's Board of Directors (the "Termination Date").

        B. INTERLINQ wishes to offer Employee a separation package in exchange for Employee's agreement clarifying and resolving any disputes that may exist between Employee and INTERLINQ arising out of the employment relationship and the ending of that relationship, and any continuing obligations of the parties to one another following the end of the employment relationship.

        C. Each of the undersigned parties to this Agreement has had ample opportunity to review the facts and law relevant to this issue, has consulted fully and freely with competent counsel of its choice if desired, and has entered this Agreement knowingly and intelligently without duress or coercion from any source. Employee has had a reasonable time in which to consider whether he/she wished to sign this Agreement.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

        1.     EMPLOYMENT:  ENDING DATE AND RESPONSIBILITIES

        Employee's employment with INTERLINQ will end on March 31, 2001. From the present time until the termination date, Employee agrees to serve as President and CEO of INTERLINQ, reporting to Bob Gallagher as Chairman of the Board. Employee agrees to resign as president and CEO prior to the Employment Termination Date, if requested to do so by the INTERLINQ Board. After that date, Employee will have no further employment duties to INTERLINQ; except Employee will continue to serve on the INTERLINQ Board of Directors through his currently elected term which expires when his successor is elected and qualified at INTERLINQ'S 2001 Annual Meeting of Shareholders in November 2001 (the "Director Termination Date"). Subject to Section 4 of this agreement, Employee agrees to resign earlier than the Director Termination Date if requested to do so by the INTERLINQ Board.

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        2.     PAYMENTS BY EMPLOYER

        In exchange for the promises contained in paragraph one above and six below, INTERLINQ will pay Employee one years severance. The severance will be paid bi-weekly following Termination Date. If Employee begins full-time employment at any time during the severance year, the remaining severance payments will be terminated. During the severance year, Employee will continue to receive medical benefits consistent with the company's plan. The severance payment will begin within seven days following the Employee Termination Date and will be subject to customary tax and other withholdings. This provision shall not apply to either consulting work performed by Employee (unless such consulting work is on a full time basis for the benefit of one employer) or if Employee starts his own business.

        3.     VALID CONSIDERATION

        Employee and INTERLINQ agree that the offer of compensation by INTERLINQ to Employee described in the preceding paragraph is not required by any statute, regulation or ordinance, and is offered by INTERLINQ solely as consideration for this Agreement. If Employee fails to abide by the terms of this Agreement, INTERLINQ may elect, at its option and without waiver of other rights or remedies it may have, not to pay or provide any unpaid severance payments or benefits, and to seek to recover previously paid severance pay, incentive or non-qualified stock options granted and benefits paid.

        4.     STOCK OPTIONS

        For purposes of Section 5.8 "Termination of Relationship" of INTERLINQ's 1993 Stock Option Plan, Employee's relationship with INTERLINQ will be deemed to terminate on the Director Termination Date. Accordingly, in addition to any options that vest prior to and including the Employment Termination Date, Employee's options will continue to vest between the Employment Termination Date and the Director Termination Date. The termination of Employee's employment with INTERLINQ will not be deemed to have been a "termination for cause" as such term is defined in Section 5.8 of the 1993 Stock Option Plan. Following the Director Termination Date, Employee's outstanding options will be treated in accordance with the terms of INTERLINQ's 1993 Stock Option Plan. Employee acknowledges and agrees that under the terms of the stock options granted to Employee to purchase shares of INTERLINQ's Common Stock under INTERLINQ's 1993 Stock Option Plan, no options will vest after the Director Termination Date. Except as so stated, nothing in this Agreement affects shares already vested pursuant to INTERLINQ's Stock Option Plan. If the Board requests Employee to resign from the INTERLINQ Board prior to the Director Termination Date, Employee will do so with the understanding that Employee's stock options granted under INTERLINQ's 1993 Stock Option Plan will continue to be treated according to the provisions of INTERLINQ's 1993 Stock Option Plan as if Employee had remained on the Board until the Director Termination Date.


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        5.     REAFFIRMATION OF CONFIDENTIALITY AND INVENTIONS AGREEMENT

        Employee expressly reaffirms and incorporates herein as part of this Agreement the Confidentiality and Inventions Agreement, which Employee signed as part of his/her employment with INTERLINQ and which shall remain in full effect.

        6.     GENERAL RELEASE OF CLAIMS

        Employee expressly waives any claims against INTERLINQ (including, for purposes of this paragraph 6, all officers, directors, stockholders, managers, employees, agents, investors, and representatives) and releases INTERLINQ (including its officers, directors, stockholders, managers, employees, agents, investors, and representatives) from any claims, whether known or unknown, which existed or may have existed at any time up to the date of this Agreement, including claims related in any way to Employee's employment with INTERLINQ or the ending of that relationship. This release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on INTERLINQ's right to terminate employees, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C.
Section 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. Employee agrees to indemnify and hold INTERLINQ harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys' fees incurred by INTERLINQ or arising out of any breach of this Agreement by Employee or resulting from any representation made herein by Employee was false when made. This waiver and release shall not preclude either party from filing a lawsuit for the exclusive purpose of enforcing its rights under this Agreement.

        Employee represents that Employee has not filed any complaints, charges or lawsuits against INTERLINQ with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions, except as required by law. Employee further agrees that if a commission, agency, or court



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assumes jurisdiction of such claim, complaint or charge against INTERLINQ on behalf of Employee, Employee will request the commission, agency or court to withdraw from the matter.

        Employee represents and warrants that he/she is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that he/she has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

        7.     NO ADMISSION OF WRONGDOING

        This Agreement shall not be construed as an admission by Employer of any wrongful act, unlawful discrimination, or breach of contract, and Employer specifically disclaims any liability to or discrimination against Employee or any other person.

        8.     RETURN OF PROPERTY

        Employee confirms that Employee has or will immediately, upon the Termination Date, return to Employer all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from Employer or any of its current or former employees or generated by Employee in the course of employment.

        9.     BREACH OR DEFAULT

        In the event of any breach or default under this Agreement by Employee, INTERLINQ may suffer irreparable damages and have no adequate remedy at law. In the event of any threatened or actual breach or default, INTERLINQ shall be entitled to injunctive relief, specific performance and other equitable relief. The rights and remedies of INTERLINQ under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded to INTERLINQ under any other provision of this Agreement, by law, or otherwise. Any party's failure to enforce this Agreement in the



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event of one or more events that violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations.

        10.    SEVERABILITY

        The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

        11.    ENTIRE AGREEMENT

        This Agreement sets forth the entire understanding between Employee and INTERLINQ and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Employee's employment with INTERLINQ and the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of INTERLINQ concerning the subject matter of this Agreement, except as expressly set forth in the text of the Agreement. No modification or waiver of this Agreement will be effective unless evidenced in a writing signed by both parties.

        12.    GOVERNING LAW

        This Agreement will be governed by and construed exclusively in accordance with the laws of the State of Washington without reference to its choice of law principles. Any disputes arising under this Agreement shall be brought in a court of competent jurisdiction in the State of Washington.

        13.    KNOWING AND VOLUNTARY AGREEMENT

        EMPLOYEE AGREES THAT EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL ASPECTS OF THIS AGREEMENT INCLUDING THE FACT THAT THIS AGREEMENT RELEASES ANY CLAIMS THAT EMPLOYEE MIGHT HAVE AGAINST EMPLOYER. EMPLOYEE AGREES THAT EMPLOYEE HAS NOT RELIED UPON ANY REPRESENTATIONS OR STATEMENTS NOT SET FORTH HEREIN OR MADE BY EMPLOYER'S AGENTS OR REPRESENTATIVES. FINALLY, EMPLOYEE AGREES THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THE AGREEMENT, AND THAT EMPLOYEE HAS EITHER DONE SO OR KNOWINGLY WAIVED THE RIGHT TO DO SO, AND NOW ENTERS INTO THIS AGREEMENT WITHOUT DURESS OR COERCION FROM ANY SOURCE. EMPLOYEE AGREES THAT HE HAS BEEN PROVIDED THE OPPORTUNITY TO CONSIDER FOR TWENTY-ONE (21) DAYS WHETHER TO ENTER INTO THIS AGREEMENT, AND HAS VOLUNTARILY CHOSEN TO ENTER INTO IT ON THIS DATE. EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION



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OF THIS AGREEMENT; THIS AGREEMENT SHALL BECOME EFFECTIVE FOLLOWING EXPIRATION OF
THIS SEVEN (7) DAY PERIOD.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.



INTERLINQ SOFTWARE CORPORATION               EMPLOYEE


By: /s/ Robert Gallagher                      /s/ Jiri Nechleba
Its: Chairman

Dated:  2/7/01                               Dated:     1/30/01

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